Exhibit 4.3

FORM OF LEGIONBOND

THIS LEGION BOND (THE “BOND”) OF LEGION CAPITAL CORPORATION. (THE “COMPANY”) IS SUBJECT TO THE TERMS OF THE INDENTURE, WHICH AMONG OTHER PROVISIONS, CONTAINS REQUIREMENTS RELATING TO ANY TRANSFER OF THIS BOND BY THE HOLDER, INCLUDING THE PRIOR CONSENT OF THE COMPANY TO ANY SUCH TRANSFER. THE INDENTURE HAS BEEN FILED AS AN EXHIBIT TO THE COMPANY’S ON FORM 1/A-A FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT DECEMBER 23, 2019, AS AMENDED, AND QUALIFIED BY THE SECURITIES EXCHANGE COMMISSION (THE “COMMISSION”) ON FEBRUARY 26, 2020, AS AMENDED BY THE POST EFFECT AMENDMENTS FILED MARCH 20, 2020, MAY 14, 2020 AND MAY 28, 2020, REQUALIFIED BY THE COMMISSION MAY 18, 2020 AND ___________________, 2020, PURSUANT TO WHICH THIS BOND HAS BEEN ISSUED BY THE COMPANY.

LEGION CAPITAL CORPORATION

Incorporated under the Laws of Florida

LEGION BOND

Registered No:	Registered Principal Amount:
Issue Date:	Interest Rate:
Term:	Interest Payment Schedule:	Monthly
Maturity Date:	Payment Date (for interest):	1st of the month

LEGION CAPITAL CORPORATION, a corporation created under the laws of the State of Florida (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to (investor name) or registered assigns, the principal sum of (written dollar amount (numeric dollar amount) on the Maturity Date and to pay accrued and unpaid interest hereon from the Issue Date set forth above, or from the most recent Payment Date to which interest has been paid or duly provided for, beginning on the first Payment Date after the Issue Date (the “Initial Payment Date”) and on each subsequent Payment Date thereafter at the Interest Rate set forth above, until the principal hereof is paid or made available for payment. Capitalized terms used but not defined herein shall have the respective meanings given such terms in the original Indenture dated as of, 2020 (collectively referred to herein as the “Indenture”).

The principal hereof is subject to optional redemption by the Company and optional repurchase at the request of the Holder, as provided in the Indenture, and if not so redeemed or repurchased, shall be due and payable in full on the Maturity Date, which also shall constitute a Payment Date (as such term is defined in the Indenture). The principal and interest so payable and punctually paid or duly provided for on any Payment Date, as provided in the Indenture, will be paid to the Person in whose name this Bond is registered (the “Holder”) at the close of business on the Record Date (or Maturity Record Date, as applicable) for such Payment Date. Payment of the principal of and interest on this Bond will be made at the office of the Paying Agent, or in such other office as may be selected in accordance with the Indenture, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made in United States dollars by wire or by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register.

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee referenced to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

No recourse shall be had for the payment of the principal or interest of this Bond against any Company incorporator, stockholder, officer, director, employee or agent by virtue of any statute or by enforcement of any assessment or otherwise; and any and all liability of incorporators, stockholders, directors, officers, employees and agents of the Company being released hereby.

IN WITNESS WHEREOF, the Company has caused this Legion Bond to be signed in its name by the manual or electronic signature of its Chief Executive Officer and attested to by the manual or electronic signature of its Secretary.

LEGION CAPITAL CORPORATION

By:		Dated:

Name:	James Byrd
Title:	Chief Executive Officer

ATTEST:

Secretary

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Legion Bonds referred to in the within-mentioned Indenture.

XXXXXX (as Trustee)

By:	Dated:

Authorized Signature

REVERSE SIDE OF BOND

This Bond is one of a duly authorized issue of Series A Bonds of the Company designated as its Legion Bonds (the “Bonds”) in the maximum aggregate principal amount of up to $20,000,000 issued and to be issued under an original Indenture dated as of May ___ , 2020, (collectively, referred to herein as the “Indenture”), between the Company and TBD, as Trustee (the “Trustee,” which term includes any successor Trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders, and for a statement of the terms upon which the Bonds are, and are to be, authenticated and delivered. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

The Company may, at its option, at any time redeem this Bond either in whole or from time to time in part prior to the Maturity Date by providing not less than five (5) days and not more than sixty (60) days written notice to the Holder. If this Bond shall be redeemed by call for redemption and payment be duly provided therefor as specified in the Indenture, interest shall cease to accrue on this Bond.

This Bond may be transferred and exchanged only as provided in the Indenture. This Bond may not be assigned, transferred or otherwise alienated without the prior written consent of the Company and shall be subject to the Company’s right to demand and receive an opinion of Holder’s legal counsel (which counsel shall be reasonably acceptable to the Company) that the transfer does not violate any applicable securities laws. The Company may also require a signature guarantee.

Not more than 180 days prior to the Maturity Date, the Company will send the Holder a Notice of Maturity to notify the Holder of the Maturity Date. If in the Notice of Maturity the Company does not notify the Holder of its intention to repay this Bond, and unless at least 60 days prior to the Maturity Date, the Holder has not demanded repayment of this Bond, this Bond shall be automatically renewed for an additional term equal to the term of the maturing Bond and shall be deemed to have been renewed by the Holder and the Company as of the Maturity Date, such that a new Bond shall be deemed to have been issued as of such Maturity Date. This Bond will continue to renew as described herein absent some action permitted under the Indenture and this Bond by either the Holder or the Company. Interest on the renewed Bond shall accrue from the Issue Date thereof, which is the first day of such renewed term. This renewed Bond will be deemed to have identical terms and provisions as the maturing Bond, including provisions relating to payment. If other Bonds with the same term are not then being offered on the Issue Date of such renewal, the interest rate upon renewal will be the rate specified by the Company on or before the Maturity Date, or the Bond’s existing rate if no such rate is specified. If the Company gives notice to the Holder of the Company’s intention to repay the Bond at maturity, the Company shall pay the Holder the principal amount and accrued and unpaid interest thereon on the Payment Date next following the Maturity Date, and, provided such payment is timely made, no interest will accrue after the Maturity Date. Otherwise, if the Holder requests repayment at least 60 days prior to the Maturity Date, no interest will accrue after the Maturity Date and the Holder will be sent payment upon the Payment Date next following the Maturity Date; provided that any interest paid to the Holder accruing after the Maturity Date shall be deducted from such payment.

If an Event of Default shall occur and be continuing, the outstanding principal of this Bond may be declared due and payable in the manner and with the effect provided in the Indenture. The Company shall pay all costs of collection, whether or not judicial proceedings are instituted, in the manner provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be waived by the Holders of a majority in principal amount of the Bonds outstanding.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Bonds at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages of the aggregate principal amount of the Bonds at the time outstanding, on behalf of the Holders of all of the Bonds, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

No reference herein to the Indenture and no provision of this Bond or of the Indenture or amendment or modification hereof or thereof shall alter or impair the obligation of the Company to pay the principal of and interest on this Bond at the times, place and rate and in the coin or currency herein prescribed.

In the event of a consolidation or merger of the Company into, or of the transfer of its assets substantially as an entirety to, a successor entity in accordance with the Indenture, such successor entity shall assume payment of the Bond and the performance of every covenant of the Indenture on the part of the Company, and in the event of any such transfer, the Company (or the successor entity in the event of a subsequent consolidation, merger or transfer) shall be discharged from all obligations and covenants in respect of the Bonds and the Indenture and may be dissolved and liquidated, all as more fully set forth in the Indenture.

The Bonds are originally issuable in such denominations as may be designated from time to time by the Company, but in no event in an original denomination less than $1,000. Subject to the provisions of the Indenture, the transfer of this Bond is registerable in the Bond Register, upon surrender of this Bond for registration of transfer at the office or agency of the Bond Registrar duly endorsed by or accompanied by a written instrument of transfer in the form printed on this Bond or in another form satisfactory to the Company and the Bond Registrar duly executed by the Holder hereof or such Holder’s attorney, duly authorized in writing, and thereupon one or more new Bonds, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Bond Registrar may assess service charges for any such registration or transfer or exchange, and the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Bond shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to the conflict of law provisions thereof.

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer this Bond)

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

(Please print name and address of transferee above)

this Bond, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________, as attorney-in-fact, to transfer the within Bond on the books kept for registration of the issuing corporation, with full power of substitution.

Dated: ______________

Signature: ____________

(Signature must conform in all respects to name of holder as specified on the face of the Bond)

Social Security or Other Identifying Number of Transferee: ______________

Signature Guaranteed:

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